NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $10.93 BOOK VALUE PER SHARE
HAMILTON, Bermuda (November 2, 2016) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $10.93, reflecting an increase of 2.9% for the third quarter and 10.0% through the first nine months of 2016, including dividends.
Mike Miller, CEO of OneBeacon, said, “We delivered solid underwriting results in the quarter and continued strong investment results, contributing to a healthy 10% growth in book value per share through the first nine months of the year. The modest decrease in net written premium year over year reflects disciplined underwriting in continued soft market conditions.”
OneBeacon reported comprehensive income of $28.6 million for the third quarter of 2016, compared to a $13.2 million comprehensive loss for the third quarter of last year. Operating income was $18.2 million or $0.19 per share for the third quarter of 2016, compared to operating income of $6.1 million or $0.06 per share for the third quarter of 2015. During the quarter, the company recorded a $3.2 million (pre-tax) favorable adjustment due to the final settlement of its qualified pension plan obligations.
The prior year third quarter comprehensive loss and operating income included $3.0 million (pre-tax) of other revenue related to the termination of the company’s agreement with Climate Crop Insurance Agency in connection with OneBeacon’s exit of the crop insurance business. During that period, OneBeacon transferred its crop insurance exposures to affiliates of AmTrust through a 100% quota share reinsurance agreement, ceding $16.8 million of earned premiums, $15.1 million of losses and $2.8 million of expenses.
For the nine months ended September 30, 2016, the company reported $99.7 million of comprehensive income, compared to $14.7 million for the first nine months of 2015. Operating income was $62.3 million or $0.66 per share for the first nine months of 2016, compared to $33.5 million or $0.35 per share through the first nine months of 2015.
During the first nine months of 2016, OneBeacon recorded $16.3 million in tax benefits related to favorable IRS settlements for the tax years 2007-2012.
There were no common shares repurchased under the company’s 2007 share repurchase authorization during the third quarter. Year-to-date repurchases total 850,349 common shares for a total of $10.6 million, reflecting an average price of $12.42 per share.
Operating income is a non-GAAP financial measure, which is explained later in this release.
Insurance Operations: OneBeacon's GAAP combined ratio was 96.2% and 98.0% for the third quarter and first nine months of 2016, compared to 98.8% and 96.3% for the third quarter and the first nine months of last year. The company had no net loss reserve development in the third quarter of 2016 and 1.9 points of net unfavorable loss reserve development in the first nine months of 2016, while loss reserve development was not significant in the third quarter and first nine months of last year. The expense ratio was 37.6% for the third quarter and 37.5% for the first nine months of 2016, compared to 39.3% and 36.8% for the third quarter and first nine months of last year. The expense ratio for the third quarter of 2016 benefited from the favorable impact of the $3.2 million reduction from the final settlement of the company’s qualified pension plan obligations, while the expense ratio for the third quarter of 2015 was adversely impacted by the company’s exit from the crop business. The increase in the expense ratio for the first nine months of 2016 compared to the first nine months of last year was primarily due to lower premium volume and changing business mix.
Net written premiums were $324.1 million and $865.2 million in the third quarter and first nine months of 2016, an increase of 10.7% and decrease of 4.0% from the comparable periods of last year. In the third quarter of 2015, the company exited its crop business, which reduced net written premiums by $35.8 million and $9.2 million in the third quarter and the first nine months of 2015. Excluding the exited crop business, net written premiums decreased 1.4% and 5.0% in the third quarter and first nine months of 2016 versus the comparable periods of last year.
Investment Results: OneBeacon’s third quarter 2016 total return on invested assets was 1.1% compared to (0.6%) for the third quarter of 2015. These pre-tax results included net realized and unrealized investment gains of $15.5 million and net investment income of $11.8 million for the third quarter of 2016, compared to net realized and unrealized investment losses of $29.9 million and net investment income of $12.4 million for the third quarter of 2015.
Through the first nine months of 2016, the total return on invested assets was 3.8% compared to 0.3% through September 30, 2015. These results included net realized and unrealized investment gains of $56.8 million and net investment income of $38.3 million, compared to net realized and unrealized investment losses of $29.7 million and net investment income of $33.0 million for the first nine months of 2015. The return on the surplus notes issued as part of the runoff sale transaction that closed in December 2014 contributed 0.3 points and 0.8 points to the company’s current quarter and nine-month investment returns in 2016 versus negative 0.3 points for both comparable periods in the prior year.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident; architects and engineers; commercial surety; entertainment; environmental; excess property; financial institutions; financial services; healthcare; management liability; ocean and inland marine; programs; public entities; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.
OneBeacon expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Investment securities:
Fixed maturity investments	$2,170.9	$2,080.5
Short-term investments	75.5	69.2
Common equity securities	188.9	298.7
Other investments	149.6	143.0
Total investment securities	2,584.9	2,591.4
Cash	133.5	95.2
Reinsurance recoverables	185.8	193.5
Premiums receivable	263.0	219.0
Deferred acquisition costs	99.9	100.7
Ceded unearned premiums	35.1	29.5
Net deferred tax asset	119.5	140.2
Investment income accrued	9.7	10.1
Accounts receivable on unsettled investment sales	43.7	30.5
Other assets	173.5	192.5
Total assets	$3,648.6	$3,602.6

Liabilities
Unpaid loss and loss adjustment expense reserves	$1,362.0	$1,389.8
Unearned premiums	603.2	560.3
Funds held under insurance contracts	156.2	137.7
Ceded reinsurance payable	28.2	29.8
Debt	273.1	272.9
Accounts payable on unsettled investment purchases	19.8	—
Other liabilities	170.7	207.6
Total liabilities	2,613.2	2,598.1

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,012.5	1,022.0
Retained earnings (deficit)	23.9	(15.9)
Accumulated other comprehensive loss	(4.7)	(5.2)
Total OneBeacon's common shareholders' equity	1,031.7	1,000.9

Total noncontrolling interests	3.7	3.6
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,035.4	1,004.5
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$3,648.6	$3,602.6

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Earned premiums	$277.9	$281.4	$827.9	$887.3
Net investment income	11.8	12.4	38.3	33.0
Net realized and change in unrealized investment gains	15.5	(29.9)	56.8	(29.7)
Net other revenues (expenses)	1.8	3.9	3.5	(0.4)
Total revenues	307.0	267.8	926.5	890.2
Expenses
Loss and loss adjustment expenses	162.8	167.5	501.3	527.9
Policy acquisition expenses	55.1	53.8	154.8	161.2
Other underwriting expenses	49.4	56.4	155.6	165.2
General and administrative expenses	3.5	3.7	10.9	12.0
Interest expense	3.3	3.2	9.8	9.7
Total expenses	274.1	284.6	832.4	876.0
Pre-tax income (loss) from continuing operations	32.9	(16.8)	94.1	14.2
Income tax (expense) benefit	(4.6)	3.5	6.1	1.0
Net income (loss) from continuing operations	28.3	(13.3)	100.2	15.2
Net loss from discontinued operations, net of tax	—	(0.1)	—	(0.4)
Gain from sale of discontinued operations, net of tax	—	—	—	0.3
Net income (loss) including noncontrolling interests	28.3	(13.4)	100.2	15.1
Less: Net income attributable to noncontrolling interests	—	—	(1.0)	(1.0)
Net income (loss) attributable to OneBeacon's common shareholders	28.3	(13.4)	99.2	14.1
Net change in benefit plan assets and obligations, net of tax	0.3	0.2	0.5	0.6
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$28.6	$(13.2)	$99.7	$14.7
Earnings (loss) per share attributable to OneBeacon's common shareholders—basic and diluted
Net income (loss) attributable to OneBeacon's common shareholders per share	$0.30	$(0.14)	$1.05	$0.15

Weighted average number of common shares outstanding	94.0	94.9	94.0	94.8

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

Three Months Ended September 30, 2016
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$133.1	$144.8	$—	$277.9
Loss and loss adjustment expenses	(83.9)	(78.9)	—	(162.8)
Policy acquisition expenses	(27.4)	(27.7)	—	(55.1)
Other underwriting expenses	(20.3)	(29.1)	—	(49.4)
Underwriting income	1.5	9.1	—	10.6
Net investment income	—	—	11.8	11.8
Net realized and change in unrealized investment gains	—	—	15.5	15.5
Net other revenues	—	0.8	1.0	1.8
General and administrative expenses	—	(0.9)	(2.6)	(3.5)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income	$1.5	$9.0	$22.4	$32.9

Three Months Ended September 30, 2015
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$122.9	$158.5	$—	$281.4
Loss and loss adjustment expenses	(64.9)	(102.6)	—	(167.5)
Policy acquisition expenses	(25.5)	(28.3)	—	(53.8)
Other underwriting expenses	(24.9)	(31.5)	—	(56.4)
Underwriting income (loss)	7.6	(3.9)	—	3.7
Net investment income	—	—	12.4	12.4
Net realized and change in unrealized investment gains	—	—	(29.9)	(29.9)
Net other revenues	—	0.9	3.0	3.9
General and administrative expenses	—	(1.0)	(2.7)	(3.7)
Interest expense	—	—	(3.2)	(3.2)
Pre-tax income (loss)	$7.6	$(4.0)	$(20.4)	$(16.8)

(1)
The Specialty Products reportable segment includes the results of OneBeacon Healthcare Group, OneBeacon Management Liability, OneBeacon Financial Services, Other Professional Lines (which includes OneBeacon Architects and Engineers), A.W.G. Dewar, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Financial Institutions and OneBeacon Crop Insurance, which was exited during the third quarter of 2015.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters (IMU) - Ocean Marine and Inland Marine, OneBeacon Technology Insurance, OneBeacon Accident Group, and OneBeacon Government Risks.

Nine Months Ended September 30, 2016
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$393.0	$434.9	$—	$827.9
Loss and loss adjustment expenses	(274.4)	(226.9)	—	(501.3)
Policy acquisition expenses	(73.9)	(80.9)	—	(154.8)
Other underwriting expenses	(66.4)	(89.2)	—	(155.6)
Underwriting income (loss)	(21.7)	37.9	—	16.2
Net investment income	—	—	38.3	38.3
Net realized and change in unrealized investment gains	—	—	56.8	56.8
Net other revenues (expenses)	(0.1)	1.3	2.3	3.5
General and administrative expenses	—	(1.9)	(9.0)	(10.9)
Interest expense	—	—	(9.8)	(9.8)
Pre-tax income (loss)	$(21.8)	$37.3	$78.6	$94.1

Nine Months Ended September 30, 2015
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$425.5	$461.8	$—	$887.3
Loss and loss adjustment expenses	(238.6)	(289.3)	—	(527.9)
Policy acquisition expenses	(76.3)	(84.9)	—	(161.2)
Other underwriting expenses	(73.9)	(91.3)	—	(165.2)
Underwriting income (loss)	36.7	(3.7)	—	33.0
Net investment income	—	—	33.0	33.0
Net realized and change in unrealized investment gains	—	—	(29.7)	(29.7)
Net other revenues (expenses)	—	1.2	(1.6)	(0.4)
General and administrative expenses	—	(2.0)	(10.0)	(12.0)
Interest expense	—	—	(9.7)	(9.7)
Pre-tax income (loss)	$36.7	$(4.5)	$(18.0)	$14.2

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended September 30, 2016
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$177.1	$147.0	$324.1
Earned premiums	$133.1	$144.8	$277.9

Underwriting ratios
Loss and loss adjustment expense ratio	63.0%	54.5%	58.6%
Expense ratio	35.8	39.3	37.6
Combined ratio	98.8%	93.8%	96.2%

Three Months Ended September 30, 2015
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$133.7	$159.2	$292.9
Earned premiums	$122.9	$158.5	$281.4

Underwriting ratios
Loss and loss adjustment expense ratio	52.8%	64.7%	59.5%
Expense ratio	41.1	37.9	39.3
Combined ratio	93.9%	102.6%	98.8%

Nine Months Ended September 30, 2016
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$423.7	$441.5	$865.2
Earned premiums	$393.0	$434.9	$827.9

Underwriting ratios
Loss and loss adjustment expense ratio	69.8%	52.2%	60.5%
Expense ratio	35.7	39.1	37.5
Combined ratio	105.5%	91.3%	98.0%

Nine Months Ended September 30, 2015
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$427.0	$474.2	$901.2
Earned premiums	$425.5	$461.8	$887.3

Underwriting ratios
Loss and loss adjustment expense ratio	56.1%	62.6%	59.5%
Expense ratio	35.3	38.2	36.8
Combined ratio	91.4%	100.8%	96.3%

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
Numerator
OneBeacon's common shareholders' equity	$1,031.7	$1,022.2	$1,000.9	$1,000.4

Denominator
Common shares outstanding	94.3	94.3	95.1	95.3

Book value per share	$10.93	$10.83	$10.53	$10.50

Change in book value per share, including dividends, in the quarter	2.9%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	12.5%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME (LOSS), NET INCOME (LOSS), AND OPERATING INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015	2016
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$28.6	$(13.2)	$99.7	$14.7	$121.8

Net income (loss) attributable to OneBeacon's common shareholders	$28.3	$(13.4)	$99.2	$14.1	$121.9

Weighted average number of common shares outstanding	94.0	94.9	94.0	94.8	94.2

Net income (loss) attributable to OneBeacon's common shareholders per share	$0.30	$(0.14)	$1.05	$0.15	$1.29

Net income (loss) attributable to OneBeacon's common shareholders	$28.3	$(13.4)	$99.2	$14.1	$121.9
Less:
Net realized and change in unrealized investment gains	(15.5)	29.9	(56.8)	29.7	(51.4)
Tax effect on net realized and change in unrealized investment gains	5.4	(10.5)	19.9	(10.4)	18.0
Loss from discontinued operations, net of tax	—	0.1	—	0.4	0.1
Gain from sale of discontinued operations, net of tax	—	—	—	(0.3)	—
Operating income (1)	$18.2	$6.1	$62.3	$33.5	$88.6

Weighted average number of common shares outstanding	94.0	94.9	94.0	94.8	94.2

Operating income per share (1)	$0.19	$0.06	$0.66	$0.35	$0.94

(1)	Represent a non-GAAP financial measure. See discussion of non-GAAP financial measures on page 12.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, loss from discontinued operations, gain from discontinued operations, and the related tax effects, from net income (loss) attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income is included on page 11.

Operating income per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income (loss) attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income is included on page 11. The calculation of operating income per share is also included on page 11.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This news release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations;
•future capital expenditures; and
•pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail, that could cause actual results to differ materially from expectations, including:

•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;

•	competitive forces and the cyclicality of the property and casualty insurance industry;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;

•	the continued availability of capital and financing;

•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;

•	the outcome of litigation and other legal or regulatory proceedings;

•	our ability to continue meeting our debt and related service obligations or to pay dividends;

•	the ability of our technology resources to prevent a data breach and the ability of our internal controls to ensure compliance with legal and regulatory policies;

•	our ability to successfully develop new specialty businesses;

•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;

•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;

•	participation in guaranty funds and mandatory market mechanisms;

•	changes to current shareholder dividend practice and regulatory restrictions on dividends;

•	credit risk exposure in certain of our business operations;

•	our ability to retain key personnel;

•	our status as a subsidiary of White Mountains, including potential conflicts of interest;

•	changes in tax laws or tax treaties; and

•
other factors, most of which are beyond our control, including the risks that are described from time to time in OneBeacon's filing with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed February 26, 2016.

Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.